SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) March 20, 1997

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)



        Pennsylvania                 0-10822              25-1229323
(State of other jurisdiction (Commission File Number)  (IRS Employer
     of incorporation)                                Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          On March 20, 1997, Biocontrol Technology, Inc. (NASDAQ:BICO) announced that Company representatives will address a Food and Drug Administration Clinical Chemistry and Clinical Toxicology Devices Panel on Friday, March 21, 1997. The panel will meet both Thursday and Friday to discuss noninvasive and invasive self-monitoring glucose systems and related supplies designed for use by people with diabetes.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release




                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BIOCONTROL TECHNOLOGY, INC.


                                   by /s    Fred E. Cooper
                                            Fred E. Cooper, CEO
DATED: March 20, 1997

                                                  BICO
                                      BIOCONTROL TECHNOLOGY, INC.
                              2275 Swallow Hill Road, Bldg.  2500
                                            Pittsburgh, PA  15220

Press Release

Release:  Immediate

For More Information, Call:

Investors                                          Media
Diane McQuaide
Susan Taylor
1.412.429.0673  phone
1.412.279.9455 phone
1.412.279.9690  fax
1.412.279.9447 fax


            BIOCONTROL INVITED TO SPEAK AT FDA PANEL

      Pittsburgh, PA - March 20, 1997 - Biocontrol Technology, Inc.(Nasdaq:BICO) announced today that Company representatives will address a Food and Drug Administration (FDA) Clinical Chemistry and Clinical Toxicology Devices Panel on Friday, March 21, 1997. The panel will meet both Thursday and Friday to discuss noninvasive and invasive self-monitoring glucose systems and related supplies designed for use by people with diabetes.
        Mr. David L. Purdy, president of Biocontrol, will discuss the noninvasive glucose sensor technology and the manner in which the Diasensorr 1000 has been designed to reduce patient error and insure patient safety. With invasive meters, there is considerable risk of patient procedural error which results in inaccurate readings of the amount of glucose in the blood. Mr. Purdy will also explain how the Diasensorr 1000 will initially work together with the currently used invasive meters to further ensure the patient's safety.
     Biocontrol's Manager of Applications Engineering, Patrick J. Cooper, Ph.D., is scheduled to address areas where improvement is possibly needed in the testing and review of new technologies in general and as they specifically relate to BICO's Diasensorr 1000 noninvasive glucose sensor for diabetics. Dr. Cooper will also express the opinion that perhaps a technology as new and different as is used in the Diasensorr 1000 should not be judged by the same standards used for older, existing technology.
      Thomas Pitts, MD, a member of Biocontrol's Medical Advisory Board, will tell the panel that, as an endocrinologist treating diabetics, he "believes glucose meters, since their inception, have had only marginal accuracy. The strength of these meters in helping manage diabetes has been the review of multiple values from multiple tests to look at trends and that noninvasive technology should follow the same lead."
     The Company also said that the FDA-requested in-home testing of its Diasensorr 1000 noninvasive glucose sensor continues as planned.
        Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.